5/4/06 1Q96 Earnings Call - QUESTION AND ANSWER SECTION

Operator: [Operator Instructions]. Your first question comes from the line of Steve Smigie with Raymond James.

<Q>: Thank you. Congratulations on another very nice quarter.

<A>: Thank you.

<A>: Thank you.

<Q>: In terms of total growth, could you give us some sense of what you think 2006 might look like on the top-line?

<A>: You want to talk about 2006.

<A>: Or the whole projection for the year.

<A>: Well, I think we give the potential for the second quarter and that is 3 to 6 percent. Now, we do not give a projection for further down. So I am sorry, but we are at 3 to 6% for this quarter - second quarter.

<Q>: Okay. Could you just say at least, you know, based on design wins now the second half looks fairly robust, would that be accurate?

<A>: I think we will continue to execute our strategy, we feel very comfortable with the progress we are making with our customers and with our design wins and our products. So, there is no reason that we shouldn’t continue to perform positively.

<Q>: Okay. In terms of your guidance for gross margin in the second quarter, I think you said comparable. Is that comparable in terms of sequential change or comparable in terms of on actual percentage of revenue?

<A>: I think it’s the latter part. It's the percent of the revenue. As you know, we more emphasize on the gross margin dollar instead of gross margin percent, because really the bottom-line is the dollars not the percent. But, to answer your question is we said comparable is in percent.

<Q>: Okay, great. And one last question if I could. You mentioned that I think previously that you should be able to get the Anachip gross margin up above 35% at some point. Do you think that happens in 2006? Is that - come as a result of moving the stuff to - the parts into your back-end facilities, the Diodes back-end facilities?

<A>: Okay. I think we are talking about, you know, if you look was Carl said, he is talking about percentage.

But, don’t forget to get the gross margin up is not just transfer the product to the -our China facility. That is only one of the things that can bring our margin up. Another thing is we can open that Anachip product into the areas like US, like Europe, which gives us a better ASP. And at the same time, we are able to - if you heard Mark King talking about, we are able to have more design wins in the major customers. And all those would not really get benefit this year; it took time to do the design win and to go to production. So, we will be able to get Anachip, our analog product gross margin up, but it would not be finished by end of this year, it will take some time.

<Q>: Okay, great. Thank you.

Operator: Your next question comes from the line of Alex Gauna with UBS.

<Q - Alex Gauna>: Hi, yes, thank you. I was wondering if I could ask for a little bit more color on analog and gross margin dynamics right now. Are you able to say what your core gross margin might have been for the quarter or a ballpark without the contribution from analog at this juncture and what implicitly are your assumptions in gross margin beginning to accrete in the second half of the year? What’s your visibility on that?

<A>: Well, I think Alex since the day one when we were talking about we buying analog product and we buy Anachip, we will tell you - I tell everybody our gross margin percent will be going down because of Anachip acquisition. And if you look at our gross margin dollars are actually better than what we give the guidance last, you know, couple months ago, okay. And we continue moving the product from outsourcing Anachip product outsourcing to our China facility. So, it will to continue to improve our gross margin percent, okay. And like I just mentioned, the customer design win in Europe and US and major customer design wins, it takes time, and especially to able to put more stuff into - put more units, you know, analog and discrete, integrate together, it even takes us longer to do it. So, I can tell you our gross margin will gradually improve. But to get to the total we really want to like to have, it will probably take time.

<Q - Alex Gauna>: And that - in saying that you believe gross margins will accrete in the second half of the year, the principal reason is that because of the migration into your internal facilities or is that a view on other design wins or products that you have ramping?

<A>: Again, there are a few elements that require us to do that. First of all, we are still getting to use to the mix and how we can carry the mix of their product lines. Yes, we should have contribution from some expanded customer base on global customers. We should have some contribution from the integration of some of the manufacturing into our facilities and so on. But, we are still getting, you know, we are still only three months in. So, how we can move that next, how soon we can accomplish these tasks, we still want to be a little bit careful in projecting at this point.

<Q - Alex Gauna>: Fair enough. And I was wondering you mentioned that pricing was stable right now. Is that sort of across the board, in each product segment it's stable, or is it stable because we are seeing the normal pricing declines in most product categories, but you are seeing some higher ASP products ramping to keep the overall average stable?

<A>: Well, I would say, you know, I would say more of the commodity products are stable, you know, are quite stable. It's still more profitable growth; it still takes some price pressure. But, I think generally there isn’t this much traditional price reduction, it's kind of in a hold mode. As I mentioned, there has been some transitory shortages, how long they will last and so on. Some people seem more concerned with supply rather than price for a great period of time. If the third and fourth quarters are strong as some people project, then it could, you know, that could really stabilize some pricing, but that remains to be seen.

<Q - Alex Gauna>: Is it fair to say that you stand to potentially if you are successful with your analog road map as you are seeing them, in areas like PWM we could actually see blended ASPs are you rising or should see them rising?

<A>: Absolutely, okay. And again, we just haven’t been in a position to spend a lot of time trying to forecast that and look out at that at this point. We have been basically trying to integrate the business and deal with 20% growth in the quarter and so on. So, to be honest with you, we just haven’t gotten into all of our margin planning and outlining and benchmarking yet.

<Q - Alex Gauna>: Okay and…

<A>: We pay more attention to the design wins than the, you know, look into the pricing at this moment, because we really want to move our Anachip product to our US and Europe customers.

<A>: We are very comfortable about the ability to shift the mix to higher ASP and the higher margin products than they presently do, build them cheaper and so forth. It's just a matter of how long it will take and when it could start to be core impact on that margin line.

<Q - Alex Gauna>: So, with regard to your 3 to 6% sequential guidance for June, what kind of growth is Anachip representing with that, is that a drag at this point or is it growing at the corporate average?

<A>: I think you can expect that to grow at the corporate average. They had a relatively good quarter, some of that where I think they got more share because they were associated with us and some of our big customers. So, we expect them to come right along with us.

<Q - Alex Gauna>: And is there potential for - because you are still trying to win customers, is there potential for upside here from those conversions happening that aren’t necessarily rolled into your guidance at this point?

<A>: No, it won't happen in second quarter. Remember, I would say for a customer design win, it takes time to change that win to production, to the revenue. And don’t forget, we just get it - we just acquired Anachip in January. So, we will be happy to get design win, but to get the production or to convert the design win to revenue, it probably will happen in the late part of the year, won’t be in the second quarter.

<Q - Alex Gauna>: Okay. I will come back with some follow-ups, but congratulations, nice quarter.

<A>: Thank you.

<A>: Thank you, Alex.

Operator: Your next question comes from the line of Gary Mobley with AG Edwards.

<Q -Gary Mobley>: Hi, good afternoon.

<A>: Yeah. Hi, Gary.

<A>: Hi Gary.

<Q - Gary Mobley>: It sounds that the Anachip provided a little bit of upside relative to your original expectations. So, is it fair to say that the organic growth of the Diodes discrete business may have been down 100 basis points or so on a sequential basis?

<A>: When you adjust to the wafer sales and stuff, we are pretty much relatively flat which we expected. And remember, we came off of a 7% increase in the third quarter, and sequentially almost 14% in the fourth quarter. I think that that’s kind of what we forecasted in our guidance last quarter.

<A>: Yeah. But, if you look at the season adjustment, year-to-year we actually grow organically -our business, we actually grow 20 percent. And second, we actually gain the market share. So even we are talking about flat organic business, but if you look at year-to-year, it's 20% growth and we gain the market share. So even with internal consumption, wafer sales are external and strong fourth quarter, at the same time season adjust, you know, season effect. I feel very happy with our first quarter organic portion of the business.

<Q - Gary Mobley>: Sure. Now, Mark when you are sitting down with customers, what are they telling you as far as their behavior and supply constraints and what are they expecting to do with the days of inventory held whether it be at system OEM level or distributor level?

<A - Mark King>: I missed it when you said the - you described the customer; I didn’t hear the first couple of words.

<Q - Gary Mobley>: So when you are sitting down with customers, what are customers telling you that they are doing with their inventory levels, whether it be with their distribution partners or whether it be direct shipment from you guys et cetera?

<A - Mark King>: Yeah, most of our customers - we’re pretty well known to our customers to deliver our products. So we don't feel that our customers are concerned about getting products from us on a direct basis, okay. We believe that some of our other problems, most of the shortage business that we’re receiving is occurring from the distributor network and it’s tracking with POS, so it’s coming in and out. So, I don't think the distributors, they are building significant amounts of inventory. I think they are being a little bit more aggressive than they had been in the last maybe three to six quarters, but I don't think it’s excessive. As I - I think I said we had, you know, our record POS quarter, and I think our inventory was up $300,000, which was negligible. So I was very happy to see that our, you know, even though we had a pretty robust POS inventory sales out of distribution, the inventory didn't go up significantly and the POS was up significantly. So I think we’re tracking fine. Regarding what they’re doing with their inventories in the other lines, I just don't have that visibility. But I think that they’re more searching for an outlet rather than duplicate billing.

<Q - Gary Mobley>: Okay. Could you give us a little more color on the internal development of the analog integrated circuits as far as the timing of the introduction of these various products?

<A - Mark King>: You know, we’re still working through a lot of that, I mean we’re getting the new - redoing the schedules, re-prioritizing some things, and I don't really think I can give you too much color on that. Hopefully in the next quarter or so we’ll be able to give you a little bit more insight into our roadmap in the direction that we’re going in that area.

<Q - Gary Mobley>: Okay.

<A>: You know, we just got the Anachip product and we said we would introduce those to our customer. And, now we start taking the feedback from our customers and prioritize what to convert into our China facility, so it takes time.

<A>: As well as the development projects they were working on, you know, putting the who, what, where and whys behind it and re-changing the priorities, that's been basically what we have been working on for the last 60 days.

<Q - Gary Mobley>: Okay. Mark I think you mentioned that Europe was up 50 some odd percent on a sequential basis, how much of that was organic and - of that organic growth, how much of that was driven by some of your design wins with the cell phone manufacturers over there?

<A - Mark King>: Well, I will consider anything we did with design wins organic, okay. So, that's all Diodes Inc. saying there was really no Anachip in there at all, okay. I think it was a broad-based game in our automotive customers; some of our cell phone customers, and clearly this distribution POP was also quite strong. But the distribution POS was up 23% sequentially, the excitement that I had there is that the distributors are now trying to - are becoming more comfortable with our product line and so forth and they are getting a broader based customer acceptance of our product line. So, they are now willing in positioning inventory to ramp the POS further in the second quarter. So, all in all, you know I was - our excitement about the progress in Europe in the last quarter was quite good. You know, some of the traditional suppliers in Europe are quartering [ph] a little bit, match opening up great opportunity for us. So, we just feel good about everything that’s going on over there.

<Q - Gary Mobley>: Thanks guys, I will hop back in the queue.

<A>: Thanks.

<Q - Gary Mobley>: Thank you.

Operator: Your next question comes from the line of Michael Bertz with WR Hambrecht.

<A>: Hello Michael.

<A>: He must have lost.Operator: Michael your line is open sir.

<Q - Michael Bertz>: Okay, is that better?

<A>: Yeah.

<Q - Michael Bertz>: Okay, sorry. Good afternoon and congratulations guys.

<A>: Thank you.

<Q - Michael Bertz>: Okay, just a couple of quick questions here, and I know you guys in case you talked a little bit about you know, gross margins improving the second half of the year. I am wondering if you can I guess throw in a little bit of fire on that. So, in terms of, if we thought about the lost season improvement, would you think that we might see a little bit more in terms of - again we focused on percentage points on the Street, unfortunately, a little bit more in terms of percentage point increase in the third quarter versus the fourth quarter, or do you think it’s somehow increases on a curve over the course of the year.

<A>: I am sorry, I know the market - you know investors are looking at gross margin percent that you know, I am joining this company, I really want to do is grow EPS; earning per share is the most important for me. Therefore I am joining the company looking at profit dollar instead of profit percent, okay, or growth margin and that’s why we keep the guidance on the margin dollar instead of percent. Okay and like I say you would pick a time for us to back to you know our traditional you know, past number of 35 percent, it would take the time. But, that right now I cannot really give you about when to get that.

<Q - Michael Bertz>: Okay, that’s fair. And then in looking again over the course, as far as the R&D goes, obviously we came up a little bit here in the first quarter. Would you think that would be fairly stable, I mean, in terms of you know percentage of revenue over the course of the year.

<A>: Yes. Yes I think you know we say our biggest model is somewhat about you know 2.5% to above 30% or 3.5% so it will be there, you know, it probably will be stable, especially you know we are going to grow in a quarterly, sequentially say 3 to 6 percent. So, I think, it will be stable.

<Q - Michael Bertz>: Okay. And then, talking about that 36% into Q2, any thoughts on in particular you know, any relative strength or seeing from any other categories you know, computing, our consumer, they might pick up after the seasonal, you know, impacts you’re seeing there in the second quarter?

<A>: You know it is kind of all over the place, you know, we see some improvements in some of the notebook category and in some other areas, but this is kind of second quarter is always kind of a mix bag quarter and so forth. So, we are not seeing, we are seeing strong continuation in North America and Europe and Asia, and those - in Asia is pretty similar to, you know, the general growth that we had this quarter.

<A>: Well, we tried to stay, we don’t see any particular market segment cause into the whole growth, it’s quite of a basic to almost all the, you know, all the marketplace we are playing.

<A>: It is an interesting that the LCD TV market seems to be doing pretty well because of the world cup. People are buying a lot of big screen TVs, so that market place seems to be up significantly.

<Q - Michael Bertz>: Yeah, okay. And, let me ask one question, so specifically for the flat panel TV market that you’re seeing, you Diodes in particular seeing, you know, more of you strengthen from more - major OEMs, you know, Samsung or well that kind of thing, are you seeing a lot from some other time when you said, we make either ODM or some of the smaller makers that are making such for that.

<A>: Both.

<Q - Michael Bertz>: You are seeing for both, okay.

<A>: Yeah.

<Q - Michael Bertz>: And then, again, coming back to sort of you know, Q1 by segment, you know, it did like know the industry on our move actually declined sequentially, but I’m assuming that mainly because of the end of contributions came more in the other segments and those, is that the fair statement.

<A>: Yeah, the Anachip had no automotive and they have a heavy communication. Over the next few quarters you might see some movement in here as we really dig into the classifications of all the product lines and reclassify and so forth, you know, we’ll do a another analysis of exactly where everything is positioned. But the key difference is that the Anachip gives us a much better product or vision into the communication segment.

<Q - Michael Bertz>: Okay, fair enough. I mean, you know, one thing about industrial, it did decline sequentially, was there anything in particular was going on in that category?

<A>: No, again, it really has to do with the, you know, you look at the North American marketplace, we had a great quarter in North America and the percentage of our business decreased from I don’t remember what it was last quarter, but I think it was 31% down to 28 percent, it's because we added revenue in Anachip and we continue to add in Asia and Anachip as an industrial base for automotive.

<Q - Michael Bertz>: So, if you look at dollar wise, it’s not really.

<A>: Dollar wise you know had the best quarter and a long period of time in the North American marketplace, and we had a record quarter in Europe, okay so it’s just more in the Asian marketplace.

<Q - Michael Bertz>: Understood. Okay I guess I mean on a dollar vise it look like it ticked down a little bit too into March.

<A>: You know, I really you know, I don't see any significant trend that would cause that. So, I will investigate that a little bit further, but I think it's just a matter of revenue shift in the new model or the new segment that carried with answer.

<Q - Michael Bertz>: Okay, fair enough guys, thanks.

<A>: Okay.

Operator: Your next question comes from the line of Alex.

<Q - Alex Gauna>: Hi, yes thank you I have got a follow-up and ask you about some of the designing when these spoke up. You did mention five new wins in wireless LAN, were those share captures and existing 802.11G generation, or do you believe you are starting to see some opportunities from the 802.11and it's getting ready to ramp?

<A>: I think it's both, you know, some new designs as well as the next generation.

<Q - Alex Gauna>: And do you have any color in terms of - can you name the OEMs you are with, are Tier 1, are they in Asia.

<A>: Yes. You know, a lot is more reference designed based. So, we do a lot of our work with the chip- set and then followed into the Asia. But, I would say that there is a mixture with between Asian suppliers and Tier 1.

<Q - Alex Gauna>: Okay. And can you help put in to context you mentioned five new LCD TV win, same sort of question. How does this compare to what would you normally expect on a quarter, is this some sort of exhilaration, are these particularly high volume type of platforms that we should be getting exited about?

<A>: Well, you know, I think that it tells us - you know, again I don't have all the records of what they tracked before. Okay, so I am just looking at the position of where we were doing business, on what board versus what we are now positioned to do so forth. I really not in a position to give our revenue estimate, but certainly we were very excited to hit our radar screen and they are in the accounts that we are covering to business with, so you know, I think it's a very positive sign. But, I can't say what it's replacing and what the overlap is and how much incremental revenue it comes from at this point.

<Q - Alex Gauna>: Okay, and last one maybe because it's such a unique new market on VOIP side. The wins that you are talking about there are these within VOIP handsets that we are talking about or it VOIP infrastructure?

<A>: Infrastructure.

<Q - Alex Gauna>: Okay, very good. Thank you very much.

Operator: You have a follow up question from the line of Steve Smigie with Raymond James

<Q>: Great, thank you. I hoping you could talk a little bit about design wins on handsets and how it’s progressing [indiscernible]?

<A>: I think we are continuing to make general progress in that area. The ray we designed in that was out of new low cost platform for one of our customers. Again, we are seeing a significant amount of activity on our DFN product line and designs in Asia and so forth. And, I think we are continuing to make progress there, and it’s clearly a growth opportunity for us going forward and we’ve become more and more focus on handsets everyday.

<Q>: And clearly it’s a substantial market. I mean is this - would you guys consider this a very important growth driver going forward or is just sort of you just wanted still getting going there?

<A>: Well, you know, it can be important growth driver depending on how we want to position ourselves at it. So, there is a lot of low cost business in that area those if we want to work on that margin side and we don’t necessarily want to focus ourselves into. But, in some of the Anachip product areas we see some opportunities going forward. And our DFN product we see some opportunity going forward and the potential area we see some opportunities going forward. But we want to be selective to position ourselves properly for our margin profile in those areas.

<Q>: Thanks, great.

<A>: We gained the market share and you know, our goal, you know, we have allowed year-over-year we could pay a lot of attention. So, if you know, selected gain to the market, we want to gain to it.

<Q>: Okay. Could you talk a little bit about SG&A guidance for Q2 as well and what that might break throughout the year with Anachip, are there any you know, some small synergies there or anything?

<A>: I don’t think we really have a major change in our G&A.

<A>: So, SG&A dollar should track fairly constant to this quarter.

<A>: Yeah.

<Q>: Okay.

<A>: Let me put it this way, we are hiring a lot of people, engineers, at the same time we are really you know, are not reducing our sales people, okay?

<A>: If you look for the sales out standpoint, our objective is to redeploy rather than the change that we hopefully can cover more customer. In the China marketplace very difficult part the higher good people okay, and our problem often intending enough people properly call on an account. So, we have some overlap now, we are making sure that we position that overlap. I mean, that we got everything under control. And we are doing some hand offs and then redeploying some of those resources. One of the advantages of Anachip, we also picked up an application team in China that we want to exploit. So a lot of those areas, you know, look like there might be redundancies. But we look at that as an opportunity to create increase. We actually picked up a sales branch in Korea, okay, that we’ve been, you know, planning to start anyway. So, we can afford to take a little bit of time to see whether we can, you know, get, you know, exponential financial gain out of these extra people rather than look to save on SG&A.

<A>: Yeah. So, from the sale and marketing point of view, when we do the integration we actually get adding all the people together, but we are not try to reduce the people. And from the operation point of view from designs you know, we want to keep them. So, therefore I think from SG&A point of view we will not see a major change from 1Q to 2Q. Did that answer your question?

<Q>: Yes, it does, thank you. And the last one, could you talk a little bit about new products may be just on the Diodes insight, you know, what your products was as a percent age of revenue. I know it can be a little misleading but just sort of how new products are progressing, and I know you have mentioned in the past that some of those have upwards of 60% gross margin and just talk a little bit about, you know, what margin the products are coming in?

<A>: I think our new products are staying pretty consistent. Our segment in - we are down a little bit in Q1 from the previous quarter as a percentage. I really only looked originally at the combined. But most of that was due to aging - once your product you know, some of the product dropped off.

<Q>: Yeah.

<A>: I think we are making consistent progress. Some of the factory focus has been on the integration of and the qualification of these Anachip parts in there. So I expect to see some new product platforms coming out in the next quarter from the discrete side.

<Q>: Okay. Thank you very much.

<A>: Okay.

Operator: Your next question comes form the line of John Wen [ph] with Unterberg.

<Q - Ramesh Misra>: Good afternoon. It is actually Ramesh from Unterberg. Good afternoon, gentlemen, can you hear me?

<A>: Hi, Ramesh.

<A>: Yeah, Ramesh.

<Q - Ramesh Misra>: Hi, So, well, first let me chime in. Congratulations on another characteristic strong quarter.

<A>: Okay.

<Q - Ramesh Misra>: First, a few book keeping questions. How much did Lite-On account for revenues during the quarter?

<A>: I don’t think there is a significant change in the number of that. We will put it out in the 10-Q.

<Q - Ramesh Misra>: I see. So was it over 10% or below 10?

<A>: Yeah, historically we’ve been right around 10 percent. I think that has not fluctuated.

<Q - Ramesh Misra>: Got it, okay. And any estimates on what share of your revenues came from Apple as an end customer?

<A>: I don’t think we’ve ever really given that in that detail.

<Q - Ramesh Misra>: Okay. Okay, Mark, let me try this one on you then. I know you have been pretty proactive in moving your products over to green compliant. I wanted to get a sense of if that was one of the factors helping you in Europe and in other geographies. And also where do you see that kind of going over the next may be one or two quarters?

<A>: Actually, frankly, it is a nuisance more than any thing, the overall compliances. But I don’t think particularly in Asia or/and you know, in - I don’t think it’s really affected positively our revenue. We may have won some design wins at specific accounts or on traditional products as they added new sources. And, specifically may be somebody like Apple or something where they had a legacy product that we weren’t on, but when they put it on it is green. It would go on a new board, so that they could cut it off. Certain things like that happen. But I don’t think it has had a major impact positively or negatively on revenue, anywhere.

<Q - Ramesh Misra>: Okay. And then finally, Dr. Lu, in terms of the acquisitions. Any potential future acquisitions, are they any particular holes that you hope to fill into in your product portfolio or you know, any kind of guidance that you can provide in where those acquisition will be in?

<A>: Well, back in my speech I was talking about we will still be actively looking for acquisitions. But it is not just in the analog area. We are going to look for acquisitions both in analog and discrete, okay, because we don’t want to forget discrete, still our major segment, and where we have been successful. Therefore, we don’t just because we came to analog and forget about discrete. We are going to look at any potential good opportunity which can give us, you know, open up more product portfolio in a new market or new technology. We would not hesitate to do acquisition. So, at this moment I don’t have any particular, you know, any particular opportunity in my mind yet. But I am always interested in looking for both potential in analog area as well as in the discrete area which ever can give us a good market opportunity, good product portfolio, and good, you know, get us gain to the new technology. We will always, you know, still consider deals.

<Q - Ramesh Misra>: Okay. And, just one clarification - on the wafer sales out of WaferTech, how much - what proportions of those wafer sales were internally utilized and what proportion was for external sales?

<A>: I don’t know if we give out that information out or not.

<A>: I think, Ramesh, the information we have given in the past, I don’t think, has varied. This quarter is I believe internally we are using around 25% range plus or minus a few.

<Q - Ramesh Misra>: Okay.

<A>: And that’s still pretty much I believe holding for this quarter’s pattern. But our goal is to increase that more and more into our internal manufacturing and we are doing that. It is just, I don’t know if it was just a couple of thousand more wafers this quarter or…

<A>: We pick opportunity, you know, if we can load in our product over there we would try to over, you know load in. And, we want to gradually convert, you know, our FabTech facility to support our sales.

<Q - Ramesh Misra>: Okay. All right, gentlemen, thanks so much.

<A>: Thank you.Operator: [Operator Instructions].

<A>: Actually, I think, we are pretty much at the end of our allotted time. We are encouraged by all the questions we have had today. So, Keh-Shew, you want to make? Any closing remarks

Dr. Keh-Shew Lu, Chief Executive Officer, President, Director

Well, I think, we had an exciting and very successful 1Q. And, you know, I think, we are looking forward to second quarter, and we are at 3 to 6% growth, which we think will be another great quarter coming in front of us.

Company Representative

Great. And the Company will also be presenting on Monday at the AEA Micro Cap Conference. So, we look forward to seeing as many of you in person as are able to attend that event. Thank you very much.

Operator: Thank you for participating in today’s conference call. You may now disconnect.